Exhibit 99.1

For Immediate Release
May 6, 2011
PNM Resources Reports 2011 First Quarter Results
Texas operations drive quarterly performance; Competitive operations provided natural hedge

FIRST QUARTER SUMMARY
●	GAAP (generally accepted accounting principles) earnings of $0.18 per diluted share, compared with losses of $0.09 per diluted share in 2010

●	Ongoing earnings of $0.04 per diluted share, compared with $0.06 per diluted share in 2010

(ALBUQUERQUE, N.M.) – PNM Resources (NYSE: PNM) today reported unaudited 2011 first quarter consolidated GAAP earnings of $16.6 million, or $0.18 per diluted share, compared with 2010 losses of $8.4 million, or $0.09 per diluted share.

Quarterly unaudited, consolidated ongoing earnings were $3.4 million, or $0.04 per diluted share, compared with $5.5 million, or $0.06 per diluted share, in 2010. Ongoing earnings exclude various special items, but include the post-impairment losses of Optim Energy in order to reflect the company’s continued involvement in the competitive market.

Reconciliations of GAAP to non-GAAP measures such as ongoing earnings and EBITDA (earnings before interest charges, income taxes, depreciation and amortization) are shown on the attached schedules 1 through 5.

“Two of our Texas operations, TNMP and First Choice Power, drove our quarterly results,” said Pat Vincent-Collawn, PNM Resources president and CEO.  “Last year’s transmission rate increase and new retail rates that went into effect in February have aligned costs with consumer rates, which resulted in strong performance for TNMP. First Choice Power continued to lower its bad-debt expense and demonstrate sustainable results.

“The retail operations of PNM showed improved load growth, quarter-over-quarter, and the utility also benefitted from the second phase of the rate case filed in 2008,” Vincent-Collawn said. “Next week PNM will present its case before a hearing examiner regarding the rate increase stipulation we reached earlier this year with key parties. We believe the stipulation appropriately balances the need for adequate, timely recovery of costs and the impact to customers. If approved, the stipulation would put PNM on a clear path that would ensure continued infrastructure investment and the opportunity to improve its credit metrics.

“In addition, our competitive businesses complemented each other in a challenging Texas market,” she said. “We saw the natural hedge between First Choice Power and Optim Energy demonstrate its value during the cold snap in February. Demand increased during that time and power prices pushed upward, causing First Choice Power to purchase higher-priced power while creating an opportunity for Optim Energy to increase sales margins.”

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PNM Resources Reports Q1 Earnings                                                                5-6-11                          p. 2 of 4

Quarterly financial materials are available at http://www.pnmresources.com/investors/results.cfm.

SEGMENT REPORTING OF 2011 FIRST QUARTER EARNINGS

Regulated Businesses

PNM – a vertically integrated electric utility in New Mexico with distribution, transmission and generation assets.

●
PNM reported ongoing earnings of $0.8 million, or $0.01 per diluted share, compared with earnings of $1.7 million, or $0.02 per diluted share, in 2010. GAAP earnings were $3.6 million, or $0.04 per diluted share, compared with of $4.3 million, or $0.05 per diluted share.

●
Milder weather and the expiration of the wholesale tolling agreement from Palo Verde Nuclear Generating Station Unit 3 were partially offset by lower outage costs, weather-normalized load growth of 2.2 percent and higher retail rates associated with the second phase of the 2008 rate case.

TNMP – an electric transmission and distribution utility in Texas.

●	TNMP reported ongoing and GAAP earnings of $4.2 million, or $0.05 per diluted share, compared with $1.6 million, or $0.02 per diluted share, in 2010.

●	Higher retail and transmission rates, along with weather-normalized load growth of 2.0 percent, improved quarterly earnings.

Competitive Businesses

First Choice Power – a competitive retail electric provider in Texas.

●
First Choice Power reported ongoing earnings of $7.6 million, or $0.08 per diluted share, compared with ongoing earnings of $10.4 million, or $0.11 per diluted share, in 2010. GAAP earnings were $13.5 million, or $0.15 per diluted share, compared with 2010 losses of $7.5 million, or $0.08 per diluted share, last year.

●
A 3.4 percent increase in sales volumes, combined with lower bad-debt expense, was more than offset by lower customer prices, compared with last year. First Choice Power reduced its quarterly bad-debt expense 22.5 percent, from $5.8 million last year to $4.5 million in 2011.

Optim Energy – jointly owned by PNM Resources and a subsidiary of Cascade Investment, L.L.C., Optim Energy owns interests in three generating assets in Texas, totaling nearly 1,200 megawatts.

●	PNM Resources’ share of Optim Energy net ongoing losses was $4.5 million, or $0.05 per diluted share, compared with 2010 losses of $3.9 million, or $0.04 per diluted share.

●
As previously reported, PNM Resources fully impaired its investment in Optim Energy at Dec. 31, 2010, and reduced the carrying value of that investment to zero. In accordance with GAAP, the post-impairment losses of Optim Energy are not reflected in PNM Resources’ 2011 GAAP earnings. In 2010, PNM Resources’ share of Optim Energy net GAAP losses was $2.6 million, or $0.03 per diluted share.

●
PNM Resources' share of Optim Energy's ongoing EBITDA was $3.5 million, compared with $4.9 million in 2010. Ongoing EBITDA decreased primarily because of the expired power sales contract associated with Twin Oaks, which was partially offset by higher margins achieved during the February cold snap, sales of excess emission credits and lower operations and maintenance costs.

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  PNM Resources Reports Q1 Earnings                                                                                               5-6-11                           p. 3 of 4

Corporate/Other – a segment that reflects costs at the PNM Resources holding company, mainly comprised of interest expense related to debt. For the purposes of this news release, the Corporate/Other segment excludes the results of Optim Energy reported above.

●	Corporate/Other reported ongoing and GAAP losses of $4.7 million, or $0.05 per diluted share, compared with 2010 ongoing and GAAP losses of $4.3 million, or $0.05 per diluted share.

2011 GUIDANCE RANGE

PNM Resources today affirmed its 2011 financial outlook. Management expects 2011 consolidated ongoing earnings to be in the range of $0.80 to $0.92 per diluted share and 2011 cash earnings to be in the range of $365 million and $390 million.

Management also affirmed the 2011 ongoing EBITDA (earnings before interest, taxes, depreciation and amortization) guidance ranges for First Choice Power of $43 million to $53 million and for Optim Energy of $20 million to $30 million, which represents 100 percent of Optim Energy’s estimated results. PNM Resources owns a 50-percent interest in Optim Energy.

FIRST QUARTER EARNINGS CALL:  11 AM EASTERN TODAY

PNM Resources will discuss first quarter earnings results during a live conference call and Web cast today at 11 a.m. Eastern. Speaking on the call will be Pat Vincent-Collawn, PNM Resources president and CEO, and Chuck Eldred, PNM Resources executive vice president and CFO.

A live webcast of the call will be archived at http://www.pnmresources.com/investors/events.cfm. Listeners are encouraged to visit the Web site at least 30 minutes before the event to register, download and install any necessary audio software.

Investors and analysts can participate in the live conference call by dialing (877) 377-7098 or (631) 291-4547 five to 10 minutes prior to the event and referencing “the PNM Resources first quarter earnings conference call.” A telephone replay will be available at 1 p.m. Eastern until midnight May 20 by dialing (800) 642-1687 or (706) 645-9291 and using confirmation code 61461922. Supporting material for PNM Resources’ earnings announcements can be viewed and downloaded at http://www.pnmresources.com/investors/results.cfm.

E-MAIL ALERTS, RSS FEEDS AVAILABLE

PNM Resources encourages analysts, investors and other interested parties to visit www.PNMResources.com and register to automatically receive company financial information by e-mail or RSS feeds. Once registered, participants can choose from a menu to automatically receive information, including news releases, notices of webcasts and filings with the U.S. Securities and Exchange Commission. Participants can unsubscribe at any time and will not receive information that was not requested.

Background:
PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, N.M., with 2010 consolidated operating revenues of $1.7 billion. Through its utility and energy subsidiaries, PNM Resources has approximately 2,630 megawatts of generation capacity and serves electricity to more than 875,300 homes and businesses in New Mexico and Texas. The company also has a 50-percent ownership of Optim Energy, which owns nearly 1,200 megawatts of generation resources in Texas. For more information, visit the company’s Web site at www.PNMResources.com.

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PNM Resources Reports Q1 Earnings                                                                   5-6-11                       p. 4 of 4

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this news release that relate to future events or PNM Resources’, PNM’s, or TNMP’s (collectively, the “Company”) expectations, projections, estimates, intentions, goals, targets, and strategies, are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates and PNM Resources, PNM, and TNMP assume no obligation to update this information.  Because actual results may differ materially from those expressed or implied by these forward-looking statements, PNM Resources, PNM, and TNMP caution readers not to place undue reliance on these statements.  PNM Resources’, PNM’s, and TNMP’s business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond their control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. These factors include:  conditions affecting the Company’s ability to access the financial markets and the Company’s or Optim Energy’s ability to negotiate new credit facilities for those expiring in 2012, including disruptions in the credit markets and actions by ratings agencies affecting the Company’s credit ratings; the potential unavailability of cash from PNM Resources’ subsidiaries or Optim Energy due to regulatory, statutory, or contractual restrictions; the impacts of decreases in the values of marketable equity securities on the trust funds maintained to provide nuclear decommissioning funding and pension and other postretirement benefits, including the levels of funding and expense; the recession and its impacts on the electricity usage of the Company’s customers; state and federal regulatory, legislative, and judicial decisions and actions, including the outcomes of PNM’s pending electric rate case and transmission rate case, and appeals of prior regulatory proceedings; the ability of PNM to successfully defend its utilization of a future test year in its current electric rate filing with the New Mexico Public Regulation Commission (“NMPRC”), including PNM’s ability to withstand challenges by regulators and intervenors, in the event the pending stipulation in that case is not approved; the ability of PNM to successfully forecast and manage its operating and capital expenditures, particularly in the context of a future test year rate case; the ability of PNM and TNMP to recover their costs and earn their allowed returns in their regulated jurisdictions; the ability of  PNM to meet the renewable energy requirements established by the NMPRC, including the resource diversity requirement, within the specified cost parameters; the risk that replacement power costs incurred by PNM related to not meeting the specified capacity factor for its generating units under its emergency fuel and purchased power adjustment clause will not be approved by the NMPRC; the risk that PNM may not be able to recover the increased costs of  rights-of-way renewals on Native American lands through rates charged to customers; the ongoing risks relating to PNM Resources’ ownership interest in Optim Energy, including uncertainties surrounding PNM Resources’ assessment of strategic alternatives for its investment in Optim Energy, the risk that a strategic transaction involving Optim Energy may not be consummated, uncertainty regarding potential additional contributions to Optim Energy, and the possibility that PNM Resources might recognize additional gains or impairments depending on market conditions, the form and structure of a strategic transaction, and relative fair values; the risk that Optim Energy requires additional financial sources to expand its generation capacity, or otherwise, but is unable to identify and implement profitable acquisitions or that PNM Resources and ECJV Holdings, LLC, will not agree to make additional capital contributions to Optim Energy; state and federal regulation or legislation relating to climate change, reduction of greenhouse gas emissions, coal combustion byproducts, nitrogen oxide, and other power plant emissions, including the risk that the Company and Optim Energy may have to commit to substantial capital investments and additional operating costs to comply with new environmental requirements, including possible future requirements to address regional haze regulations and related Best Available Retrofit Technology requirements and concerns about global climate change, and the resultant impacts on the operations and economic viability of generating plants in which PNM and Optim Energy have interests; the performance of generating units, including the Palo Verde Nuclear Generating Station, the San Juan Generating Station, the Four Corners Power Plant, and Optim Energy generating units, transmission systems, and distribution systems, which could be negatively affected by major equipment failures, major weather disruptions, disruptions in fuel supply, and other significant operational issues; the risks associated with completion of generation, transmission, distribution, and other projects, including construction delays and unanticipated cost overruns; uncertainty regarding the requirements and related costs of decommissioning power plants owned or partially owned by PNM and Optim Energy and coal mines supplying certain PNM power plants, as well as the ability to recover decommissioning costs from customers; uncertainty surrounding the status of PNM’s participation in jointly-owned generation projects resulting from the scheduled expiration of the operational documents for the projects beginning in 2016 and potential changes in the objectives of the participants in the projects; the risk that recently enacted reliability standards regarding available transmission capacity may reduce certain PNM transmission rights used to transmit its generation resources and provide access to transmission customers resulting in a need to purchase additional transmission capacity, reduce sales of transmission capacity, or operate generation less economically; changes in Electric Reliability Council of Texas (“ERCOT”) protocols; changes in the cost of power acquired by First Choice Power and changes in the retail price of power in ERCOT; the ability of First Choice Power to attract and retain customers; collections experience; fluctuations in interest rates; weather; water supply; changes in fuel costs; availability of fuel supplies; the effectiveness of risk management and commodity risk transactions; seasonality and other changes in supply and demand in the market for electric power; the impact of mandatory energy efficiency measures on customer energy usage; variability of wholesale power prices and natural gas prices; volatility and liquidity in the wholesale power markets and the natural gas markets; uncertainty regarding the ongoing validity of government programs for emission allowances; changes in the competitive environment in the electric industry; the outcome of legal proceedings; the extent of insurance coverage available for claims made in litigation; changes in applicable accounting principles; and the performance of state, regional, and national economies.

Non-GAAP Financial Measures
PNM Resources (“the Company”) uses ongoing earnings and ongoing earnings per diluted share (or ongoing diluted earnings per share) and EBITDA (earnings before interest charges, income taxes, depreciation and amortization) and ongoing EBITDA to evaluate the operations of the Company and to establish goals for management and employees.  While the Company believes these financial measures are appropriate and useful for investors, they are not measures presented in accordance with generally accepted accounting principles in the U.S. (GAAP). The Company does not intend for these measures, or any piece of these measures, to represent any financial measure as defined by GAAP. Furthermore, the Company’s calculations of these measures as presented may or may not be comparable to similarly titled measures used by other companies. PNM Resources uses ongoing earnings guidance to provide investors with management's expectations of ongoing financial performance over the period presented. While PNM Resources believes ongoing earnings guidance is an appropriate measure, it is not a measure presented in accordance with GAAP. PNM Resources does not intend for ongoing earnings guidance to represent an expectation of net earnings as defined by GAAP. Management is generally not able to estimate the impact of the reconciling items between ongoing earnings guidance and forecasted GAAP earnings, nor their probable impact on GAAP earnings; therefore, management is generally not able to provide a corresponding GAAP equivalent for earnings guidance. In addition, PNM Resources uses forecasts of ongoing EBITDA and cash earnings guidance to provide investors with management's expectations of additional indicators of ongoing financial performance. Since forecasts of EBITDA and cash earnings are derived from forecasted ongoing earnings, management is not able reconcile these items to a GAAP equivalent.

CONTACTS:
Analysts                                                                                    Analysts & Media
Gina Jacobi                                                                                Frederick Bermudez
Director, Investor Relations                                                     (505) 241-4831
(505) 241-2211

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PNM Resources
Schedule 1
Reconciliation of Ongoing to GAAP Earnings
(Preliminary and Unaudited)

	Quarter Ended March 31, 2011
	(in thousands)

				Optim
	PNM Electric	TNMP Electric	First Choice	Energy (50%)	Corporate and Other	Consolidated
GAAP Net Earnings (Loss) Attributable to PNMR:	$3,649	$4,163	$13,489	$-	$(4,664)	$16,637

Adjusting items, net of income tax effects*
Mark-to-market impact of economic hedges	(1,152)	-	(5,853)	975	-	(6,030)
Net change in unrealized impairments of NDT securities	(1,716)	-	-	-	-	(1,716)
Equity in net earnings (loss) of Optim Energy	-	-	-	(5,483)	-	(5,483)
Total Adjustments	(2,868)	-	(5,853)	(4,508)	-	(13,229)

Ongoing Earnings (Loss)	$781	$4,163	$7,636	$(4,508)	$(4,664)	$3,408

* Income tax effects calculated using tax rates of 35.65% for First Choice and TNMP and 39.59% for all other segments unless otherwise indicated.

	Quarter Ended March 31, 2010
	(in thousands)

				Optim
	PNM Electric	TNMP Electric	First Choice	Energy (50%)	Corporate and Other	Consolidated

GAAP Net Earnings (Loss) Attributable to PNMR:	$4,316	$1,644	$(7,453)	$(2,629)	$(4,327)	$(8,449)

Adjusting items, net of income tax effects*
Mark-to-market impact of economic hedges	3,217	-	17,868	(1,305)	-	19,780
Net change in unrealized impairments of NDT securities	(725)	-	-	-	-	(725)
Disposition of litigation	(5,141)	-	-	-	-	(5,141)
Total Adjustments	(2,649)	-	17,868	(1,305)	-	13,914

Ongoing Earnings (Loss)	$1,667	$1,644	$10,415	$(3,934)	$(4,327)	$5,465

* Income tax effects calculated using tax rates of 35.65% for First Choice and TNMP and 39.59% for all other segments unless otherwise indicated.

PNM Resources
Schedule 2
Reconciliation of Ongoing to GAAP Earnings Per Diluted Share
(Preliminary and Unaudited)

	Quarter Ended March 31, 2011
	(earnings per diluted share)

				Optim
	PNM Electric	TNMP Electric	First Choice	Energy (50%)	Corporate and Other	Consolidated

GAAP Net Earnings (Loss) Attributable to PNMR:	$0.04	$0.05	$0.15	$-	$(0.05)	$0.18

Adjusting items
Mark-to-market impact of economic hedges	(0.01)	-	(0.06)	0.01	-	(0.07)
Net change in unrealized impairments of NDT securities	(0.02)	-	-	-	-	(0.02)
Equity in net earnings (loss) of Optim Energy	-	-	-	(0.06)	-	(0.06)
Total Adjustments	(0.03)	-	(0.06)	(0.05)	-	(0.14)

Ongoing Earnings (Loss)	$0.01	$0.05	$0.08	$(0.05)	$(0.05)	$0.04
Average Diluted Shares Outstanding: 92,108,307

Tables may not appear visually accurate due to rounding.

	Quarter Ended March 31, 2010
	(earnings per diluted share)

				Optim
	PNM Electric	TNMP Electric	First Choice	Energy (50%)	Corporate and Other	Consolidated

GAAP Net Earnings (Loss) Attributable to PNMR:	$0.05	$0.02	$(0.08)	$(0.03)	$(0.05)	$(0.09)

Adjusting items
Mark-to-market impact of economic hedges	0.04	-	0.19	(0.01)	-	0.22
Net change in unrealized impairments of NDT securities	(0.01)	-	-	-	-	(0.01)
Disposition of litigation	(0.06)	-	-	-	-	(0.06)
Total Adjustments	(0.03)	-	0.19	(0.01)	-	0.15

Ongoing Earnings (Loss)	$0.02	$0.02	$0.11	$(0.04)	$(0.05)	$0.06
Average Diluted Shares Outstanding*: 91,546,276

* Due to PNMR GAAP losses in the three months ended March 31, 2010, no potentially dilutive securities are reflected in the average number of common shares used to compute earnings (loss) per share since any impact would be anti-dilutive.

PNM Resources
Schedule 3
Segment Reconciliation of GAAP Net Earnings to Ongoing EBITDA
(Earnings Before Interest Charges, Income Taxes, Depreciation and Amortization)
(Preliminary and Unaudited)
(in millions)

	Quarter Ended March 31, 2011

	PNM Electric	TNMP Electric	First Choice	Corporate and Other*	Consolidated

GAAP Net Earnings (Loss) Attributable to PNMR	$3.6	$4.2	$13.5	$(4.7)	$16.6

Interest charges	18.1	7.3	0.1	5.1	30.6
Income taxes	2.4	2.6	7.5	(3.0)	9.5
Depreciation and amortization	23.7	10.3	0.3	4.2	38.5

EBITDA	47.8	24.4	21.4	1.6	95.2

GAAP to ongoing adjustments (before tax)	(5.4)	0.0	(9.1)	(7.5)	(22.0)

Ongoing EBITDA	$42.4	$24.4	$12.3	$(5.9)	$73.2

* Corporate & Other segment includes equity in net earnings (loss) of Optim Energy. See Schedule 7 for calculation of Optim Energy ongoing EBITDA.

	Quarter Ended March 31, 2010

	PNM Electric	TNMP Electric	First Choice	Corporate and Other*	Consolidated

GAAP Net Earnings (Loss) Attributable to PNMR	$4.3	$1.6	$(7.5)	$(6.8)	$(8.4)

Interest charges	18.1	7.9	0.3	5.1	31.4
Income taxes	2.9	1.1	(4.2)	(4.7)	(4.9)
Depreciation and amortization	22.9	10.1	0.3	4.0	37.3

EBITDA	48.2	20.7	(11.1)	(2.4)	55.4

GAAP to ongoing adjustments (before tax)	(5.1)	0.0	27.8	(2.3)	20.4

Ongoing EBITDA	$43.1	$20.7	$16.7	$(4.7)	$75.8

* Corporate & Other segment includes equity in net earnings (loss) of Optim Energy. See Schedule 7 for calculation of Optim Energy ongoing EBITDA.

PNM Resources
Schedule 4
Calculation of Optim Energy Ongoing EBITDA
(Earnings Before Interest Charges, Income Taxes, Depreciation and Amortization)
(Preliminary and Unaudited)

Quarter Ended
March 31, 2011
(in millions)

GAAP Net Earnings	$(18.2)

Interest expense	4.0
Income tax	0.1
Depreciation and amortization expense	11.6
Mark-to-market impact of economic hedges	3.2
Purchase accounting amortizations	6.2

Ongoing Optim Energy EBITDA	6.9

50 Percent of Ongoing EBITDA (PNMR share)	$3.5

Quarter Ended
March 31, 2010
(in millions)

GAAP Net Earnings	$(8.0)

Interest expense	4.7
Income tax	0.0
Depreciation and amortization expense	12.1
Mark-to-market impact of economic hedges	(4.3)
Purchase accounting amortizations	5.3

Ongoing Optim Energy EBITDA	9.8

50 Percent of Ongoing EBITDA (PNMR share)	$4.9

PNM Resources
Schedule 5
Reconciliation of Ongoing (non-GAAP) Net Earnings
to GAAP Consolidated Statement of Earnings (Loss)
 (Preliminary and Unaudited)
(in thousands, except per share data)

	Quarter Ended March 31,
	2011				2010
	GAAP	Adjustments		Ongoing	GAAP	Adjustments		Ongoing
	(in thousands, except per share data)

Electric operating revenues	$387,663	$(1,279)	(a)	$386,384	$383,457	$2,093	(a)	$385,550
Cost of energy	158,507	14,394	(b)	172,901	190,888	(26,496)	(g)	164,392
Gross margin	229,156	(15,673)		213,483	192,569	28,589		221,158
Other operating expenses	138,463	(779)	(c)	137,684	144,747	(687)	(c)	144,060
Depreciation and amortization	38,473	(708)	(c)	37,765	37,279	(713)	(c)	36,566
Operating income	52,220	(14,186)		38,034	10,543	29,989		40,532
Equity in net earnings (loss) of Optim Energy	-	(7,463)	(d)	(7,463)	(4,352)	(2,160)	(a)	(6,512)
Net other income (deductions)	7,853	(2,839)	(e)	5,014	15,066	(9,710)	(h)	5,356
Interest charges	(30,615)	-		(30,615)	(31,410)	-		(31,410)
Earnings (Loss) before Income Taxes	29,458	(24,488)		4,970	(10,153)	18,119		7,966
Income Taxes (Benefit)	9,506	(8,076)	(f)	1,430	(4,939)	7,308	(f)	2,369
Net Earnings (Loss)	19,952	(16,412)		3,540	(5,214)	10,811		5,597
(Earnings) Attributable to Valencia Non-controlling
Interest	(3,183)	3,183	(c)	-	(3,103)	3,103	(c)	-
Preferred Stock Dividend Requirements of Subsidiary	(132)	-		(132)	(132)	-		(132)
Net Earnings (Loss) Attributable to PNMR	$16,637	$(13,229)		$3,408	$(8,449)	$13,914		$5,465

Net Earnings (Loss) Attributable to PNMR per Common Share:
Basic	$0.18	$(0.14)		$0.04	$(0.09)	$0.15		$0.06
Diluted	$0.18	$(0.14)		$0.04	$(0.09)	$0.15		$0.06

Average common shares outstanding:
Basic	91,633				91,546
Diluted	92,108				91,546

(a)	Mark-to-market impact of economic hedges
(b)	Mark-to-market impact of economic hedges $9,724; Consolidation of Valencia $4,670.
(c)	Consolidation of Valencia
(d)	Equity in net earnings (loss) of Optim Energy $(9,076); Mark-to-market impact of economic hedges $1,613.
(e)	Net change in unrealized impairments of NDT securities $(2,839).
(f)	Net taxes on adjusting items
(g)	Mark-to-market impact of economic hedges $(30,999); Consolidation of Valencia $4,503.
(h)	Net change in unrealized impairement of NDT secutities $(1,200); disposition of litigation $(8,510);

PNM RESOURCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)
(Unaudited)

	Three Months Ended March 31,
	2011	2010
	(In thousands, except per share amounts)

Electric Operating Revenues	$387,663	$383,457

Operating Expenses:
Cost of energy	158,507	190,888
Administrative and general	58,465	62,785
Energy production costs	48,652	53,885
Depreciation and amortization	38,473	37,279
Transmission and distribution costs	16,877	13,890
Taxes other than income taxes	14,469	14,187
Total operating expenses	335,443	372,914
Operating income	52,220	10,543

Other Income and Deductions:
Interest income	4,028	5,027
Gains on investments held by NDT	5,902	1,743
Other income	995	10,137
Equity in net earnings (loss) of Optim Energy	-	(4,352)
Other deductions	(3,072)	(1,841)
Net other income (deductions)	7,853	10,714

Interest Charges	30,615	31,410

Earnings (Loss) before Income Taxes	29,458	(10,153)

Income Taxes (Benefit)	9,506	(4,939)

Net Earnings (Loss)	19,952	(5,214)

(Earnings) Attributable to Valencia Non-controlling Interest	(3,183)	(3,103)

Preferred Stock Dividend Requirements of Subsidiary	(132)	(132)

Net Earnings (Loss) Attributable to PNMR	$16,637	$(8,449)

Net Earnings (Loss) Attributable to PNMR per Common Share:
Basic	$0.18	$(0.09)
Diluted	$0.18	$(0.09)

Dividends Declared per Common Share	$0.125	$0.125

PNM RESOURCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
	2011	2010
	(In thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$12,940	$15,404
Accounts receivable, net of allowance for uncollectible accounts of $9,026 and $11,178	94,275	97,245
Unbilled revenues	61,130	71,453
Other receivables	57,523	58,901
Affiliate receivables	2,923	1,661
Materials, supplies, and fuel stock	51,788	52,479
Regulatory assets	32,197	36,292
Commodity derivative instruments	17,833	15,999
Income taxes receivable	97,201	97,450
Current portion of accumulated deferred income taxes	886	886
Other current assets	91,672	96,110

Total current assets	520,368	543,880

Other Property and Investments:
Investment in PVNGS lessor notes	90,897	103,871
Investments held by NDT	167,137	156,922
Other investments	17,925	18,791
Non-utility property, net of accumulated depreciation of $2,524 and $2,307	11,967	7,333

Total other property and investments	287,926	286,917

Utility Plant:
Plant in service and plant held for future use	4,895,632	4,860,614
Less accumulated depreciation and amortization	1,649,799	1,626,693
	3,245,833	3,233,921
Construction work in progress	143,784	137,622
Nuclear fuel, net of accumulated amortization of $31,786 and $26,247	76,665	72,901

Net utility plant	3,466,282	3,444,444

Deferred Charges and Other Assets:
Regulatory assets	489,694	502,467
Goodwill	321,310	321,310
Other intangible assets, net of accumulated amortization of $5,476 and $5,414	26,363	26,425
Commodity derivative instruments	6,247	5,264
Other deferred charges	95,536	94,376

Total deferred charges and other assets	939,150	949,842
	$5,213,726	$5,225,083

PNM RESOURCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
	2011	2010
	(In thousands, except share information)
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term debt	$224,000	$222,000
Current installments of long-term debt	2,252	2,252
Accounts payable	88,132	95,969
Accrued interest and taxes	70,503	47,783
Regulatory liabilities	848	724
Commodity derivative instruments	25,520	31,407
Dividends declared	11,562	11,565
Other current liabilities	81,377	108,424

Total current liabilities	504,194	520,124

Long-term Debt	1,563,756	1,563,595

Deferred Credits and Other Liabilities:
Accumulated deferred income taxes	535,537	540,106
Accumulated deferred investment tax credits	17,510	18,089
Regulatory liabilities	355,323	342,465
Asset retirement obligations	78,207	76,637
Accrued pension liability and postretirement benefit cost	261,698	270,172
Commodity derivative instruments	10,567	12,831
Other deferred credits	148,896	147,616

Total deferred credits and other liabilities	1,407,738	1,407,916

Total liabilities	3,475,688	3,491,635

Commitments and Contingencies (See Note 9)

Cumulative Preferred Stock of Subsidiary
without mandatory redemption requirements ($100 stated value, 10,000,000 shares authorized:
issued and outstanding 115,293 shares)	11,529	11,529

Equity:
PNMR Convertible Preferred Stock, Series A without mandatory redemption requirements
(no stated value, 10,000,000 shares authorized: issued and outstanding 477,800 shares)	100,000	100,000
PNMR common stockholders’ equity:
Common stock outstanding (no par value, 120,000,000 shares authorized: issued
and outstanding 86,673,174 shares)	1,289,923	1,290,465
Accumulated other comprehensive income (loss), net of income taxes	(67,992)	(68,666)
Retained earnings	320,150	314,943
Total PNMR common stockholders’ equity	1,542,081	1,536,742
Non-controlling interest in Valencia	84,428	85,177
Total equity	1,726,509	1,721,919

	$5,213,726	$5,225,083

PNM RESOURCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
	2011	2010
	(In thousands)
Cash Flows From Operating Activities:
Net earnings (loss)	$19,952	$(5,214)
Adjustments to reconcile net earnings (loss) to net cash flows from operating activities:
Depreciation and amortization	48,458	44,318
PVNGS firm-sales contract revenue	(2,558)	(14,329)
Bad debt expense	5,062	6,397
Deferred income tax expense (benefit)	9,312	(4,334)
Equity in net (earnings) loss of Optim Energy	-	4,352
Net unrealized (gains) losses on derivatives	(11,002)	33,355
Realized (gains) on investments held by NDT	(5,902)	(1,743)
Stock based compensation expense	945	1,427
Other, net	1,503	(807)
Changes in certain assets and liabilities:
Accounts receivable and unbilled revenues	8,231	16,113
Materials, supplies, and fuel stock	691	98
Other current assets	8,836	(70,817)
Other assets	(918)	(4,594)
Accounts payable	(7,838)	(8,078)
Accrued interest and taxes	22,969	22,950
Other current liabilities	(26,354)	(21,680)
Other liabilities	(12,649)	(10,670)
Net cash flows from operating activities	58,738	(13,256)

Cash Flows From Investing Activities:
Additions to utility and non-utility plant	(63,129)	(67,542)
Proceeds from sales of investments held by NDT	48,120	20,699
Purchases of investments held by NDT	(48,938)	(21,614)
Return of principal on PVNGS lessor notes	15,374	14,216
Other, net	(365)	165
Net cash flows from investing activities	(48,938)	(54,076)

PNM RESOURCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
	2011	2010
	(In thousands)
Cash Flows From Financing Activities:
Short-term borrowings (repayments), net	2,000	89,973
Proceeds from stock option exercise	1,265	483
Purchases to satisfy awards of common stock	(2,752)	(1,446)
Excess tax (shortfall) from stock-based payment arrangements	-	(106)
Dividends paid	(11,563)	(11,564)
Equity transactions with Valencia’s owner	(3,932)	(3,132)
Payments received on PVNGS firm-sales contracts	2,558	7,593
Proceeds from transmission interconnection agreements	152	-
Debt issuance costs and other	8	(124)
Net cash flows from financing activities	(12,264)	81,677

Change in Cash and Cash Equivalents	(2,464)	14,345
Cash and Cash Equivalents at Beginning of Period	15,404	14,641
Cash and Cash Equivalents at End of Period	$12,940	$28,986

Supplemental Cash Flow Disclosures:
Interest paid, net of capitalized interest	$6,061	$5,349
Income taxes paid (refunded), net	$-	$(2,020)

The following table shows PNM Electric operating revenues by customer class, including intersegment revenues and average number of customers:

	Three Months Ended March 31,
	2011	2010	Change
	(In millions, except customers)
Residential	$88.2	$84.4	$3.8
Commercial	76.9	72.9	4.0
Industrial	20.7	20.3	0.4
Public authority	4.8	4.4	0.4
Other retail	2.1	2.1	-
Transmission	10.1	9.7	0.4
Firm requirements wholesale	9.6	8.2	1.4
Other sales for resale	20.5	30.6	(10.1)
Mark-to-market activity	1.3	(2.1)	3.4
	$234.2	$230.5	$3.7
Average retail customers (thousands)	503.6	501.0	2.6

The following table shows PNM Electric GWh sales by customer class:

	Three Months Ended March 31,
	2011	2010	Change
	(Gigawatt hours)
Residential	851.9	858.4	(6.5)
Commercial	891.9	881.2	10.7
Industrial	361.4	349.8	11.6
Public authority	57.4	54.2	3.2
Firm requirements wholesale	183.3	177.2	6.1
Other sales for resale	610.6	541.2	69.4
	2,956.5	2,862.0	94.5

The following table shows TNMP Electric operating revenues by customer class, including intersegment revenues, and average number of customers:

	Three Months Ended March 31,
	2011	2010	Change
	(In millions, except customers)
Residential	$19.5	$18.9	$0.6
Commercial	19.4	17.5	1.9
Industrial	3.2	3.0	0.2
Other	11.7	8.8	2.9
	$53.8	$48.2	$5.6
Average customers (thousands) (1)	230.6	228.5	2.1

(1)
Under TECA, customers of TNMP Electric in Texas have the ability to choose First Choice or any other REP to provide energy.  The average customers reported above include 69,106 and 79,193 customers of TNMP Electric for the three months ended March 31, 2011 and 2010, who have chosen First Choice as their REP.  These customers are also included in the First Choice segment.

The following table shows TNMP Electric GWh sales by customer class:

	Three Months Ended March 31,
	2011	2010	Change
	(Gigawatt hours(1))
Residential	582.4	611.5	(29.1)
Commercial	506.6	476.4	30.2
Industrial	620.4	516.8	103.6
Other	25.5	24.8	0.7
	1,734.9	1,629.5	105.4

(1)
The GWh sales reported above include 209.6 and 249.5 GWhs for the three months ended March 31, 2011 and 2010 used by customers of TNMP Electric, who have chosen First Choice as their REP.  These GWhs are also included below in the First Choice segment.

 The following table shows First Choice operating revenues by customer class, including intersegment revenues, and actual number of customers:

	Three Months Ended March 31,
	2011	2010	Change
	(In millions, except customers)
Residential	$63.6	$74.7	$(11.1)
Commercial	41.1	35.7	5.4
Other	3.8	4.0	(0.2)
	$108.5	$114.4	$(5.9)
Actual customers (thousands) (1,2)	212.8	221.4	(8.6)

(1)	See note above in the TNMP Electric segment discussion about the impact of TECA.

(2)
Due to the competitive nature of First Choice’s business, actual customer counts at the end of the period are presented in the table above as a more representative business indicator than the average customers that are shown in the table for TNMP customers.

The following table shows First Choice GWh electric sales by customer class:

	Three Months Ended March 31,
	2011	2010	Change
	(Gigawatt hours) (1)
Residential	488.7	550.1	(61.4)
Commercial	369.1	279.8	89.3
	857.8	829.9	27.9

(1)   See note above in the TNMP Electric segment discussion about the impact of TECA.